[[HELIX BIOMEDIX, INCORPORATED LOGO]]

October 19, 2001


Dear Stockholder:

     The Board of Directors and management of Helix BioMedix, Inc. cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held on Tuesday, December 11, 2001 at 12:00 p.m. at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington. In addition to the business items listed in the Information Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a stockholder.

     Your vote is very important. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.


                                           Sincerely,



                                           R. Stephen Beatty
                                           President and Chief Executive Officer

                      [[HELIX BIOMEDIX, INCORPORATED LOGO]]


                             _______________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held on Tuesday, December 11, 2001

     Notice is hereby given that the Annual meeting of Stockholders for Helix BioMedix, Inc., (the "Company") will be held on Tuesday, December 11, 2001 at 12:00 p.m., at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington for the following purposes:

     1. To elect two (2) Class I directors, each for a term of three years, to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

     2. To ratify the appointment of independent auditors for the Company; and

     3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Holders of common stock at the close of business on October 19, 2001 are entitled to notice of, and to vote at, the meeting. Stockholders are cordially invited to attend the meeting in person.


                                           By Order of the Board of Directors,




                                           Elizabeth L. Scheer
                                           Secretary


Helix BioMedix, Inc.
22122 20th Avenue S.E., Suite 148
Bothell, Washington 98021
October 19, 2001

                              HELIX BIOMEDIX, INC.
                             ______________________

                              INFORMATION STATEMENT
                             ______________________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Information Statement is being sent to stockholders in connection with the Annual Meeting of Stockholders to be held on Tuesday, December 11, 2001 at 12:00 p.m. and with any adjournment or adjournments thereof (the "Annual Meeting"). The Company first mailed this Information Statement to stockholders on or about October 19, 2001.

Record Date and Outstanding Shares

     Only stockholders of record at the close of business on October 19, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were issued and outstanding 5,022,196 shares of the Company's Common Stock.

Solicitation and Revocability of Proxies

     Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies, if any, will be paid by the Company.

     Any stockholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a stockholder's proxy unless the stockholder votes in person.

Quorum and Voting

     Under Delaware law and the Company's Bylaws, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominees elected are the Class I individuals receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 19, 2001, certain information with respect to the beneficial ownership of the Company's Common Stock held by:
(i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director,
(iii) each of the Company's executive officers, and (iv) all current directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. The information provided below is based solely on statements provided to the Company by the persons identified or other reliable information.



                                                                       Number of
                                                                         Shares
Name (and Address if 5% owner)                                           Owned         Percentage**
------------------------------                                           -------       ------------
R. Stephen Beatty (1)                                                    178,624            2.93%
Thomas L. Frazer                                                         292,673            4.80%
Ralph Katz (2)                                                           657,474           10.78%
Jeffrey A. Miller (3)                                                    504,974            8.28%
Carlyn J. Steiner (4)                                                    215,000            3.52%
Randall L-W. Caudill (5)                                                 200,000            3.28%
Elizabeth L. Scheer                                                       77,347            1.27%
Timothy J. Falla                                                          25,000                *
Keith P. Lanneau                                                         698,192           11.45%
         2151 E. Lakeshore Drive
         Baton Rouge, LA 70808
Frank T. Nickell                                                         450,000            7.38%
         320 Park Avenue 24th Floor
         New York, NY 10022
All current executive officers and directors as a group (7 persons)    1,686,092           27.64%


------------
*      Does not exceed 1% of the Company's outstanding Common Stock.
** Calculation assumes exercise of options and warrants to purchase up to 1,077,435 shares of Common Stock.
(1) Includes 37,400 shares of Common Stock held by Beatty Finance, Inc., a Louisiana corporation of which
       Mr. Beatty is a controlling shareholder.
(2) Includes options and warrants to purchase 480,000 shares of Common Stock held by Katz-Miller Ventures, LLC, an Illinois limited liability company of which Mr. Katz is a controlling member.
(3) Includes options and warrants to purchase 480,000 shares of Common Stock held by Katz-Miller Ventures, LLC, an Illinois limited liability company of which Mr. Miller is a controlling member.
(4) Includes options and warrants to purchase 200,000 shares of Common Stock held by jointly by Ms. Steiner with her husband, George Steiner as principal of The Paisley Group, LLC.
(5) Includes options and warrants to purchase 200,000 shares of Common Stock held by Dunsford Hill Capital Partners, Inc., a California corporation of which Mr. Caudill is a controlling shareholder.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

Name                      Age                       Position
----                      ---                       --------
R. Stephen Beatty          52          President and Chief Executive Officer
Thomas L. Frazer           53          Treasurer
Timothy J. Falla           36          Chief Scientific Officer
Elizabeth L. Scheer        50          Vice President - Corporate Secretary


     The biographies of the executive officers of the Company who are not directors are as follows:

     Timothy J. Falla, Ph.D. - Dr. Falla joined Helix BioMedix, Inc. as Chief Scientific Officer in June 2001 following two and a half years at IntraBiotics Pharmaceuticals, Inc. as senior and principal scientist. Dr. Falla has 10 years experience in antibiotic discovery and development gained at IntraBiotics, in the research laboratory of the Center for Molecular Disease Research at the University of British Columbia, Vancouver, B.C., and at the Antibiotic Research Center in Leeds, UK. In addition, he is identified as the principal inventor on antimicrobial peptide patents encompassing peptides currently in Phase III clinical trials. Dr. Falla received a B.Sc. from the University of Wales College Cardiff and his Ph.D. from Oxford University. He has authored over 50
publications   including  papers  in  major  scientific  journals,   posters  at
international conferences and book chapters. In addition, he has given oral presentations at prestigious conferences including the Gordon Conference on Antimicrobial Peptides, Ventura 2001 and the Strategic Research Institute Conference on Antimicrobials, Princeton 2000.

     Elizabeth L. Scheer - Ms. Scheer was appointed Vice President effective July 31, 2001 and Corporate Secretary effective December 29, 2000. She previously served as Vice President for Investor Relations and Corporate Communications. Ms. Scheer has an extensive background in Health Maintenance Organization (HMO) administration and served as Executive Director for one of the largest Physician Hospital Organizations in the New Orleans area. She has lectured extensively on health care funding. Ms. Scheer graduated from the University of Southwestern Louisiana in 1973 with a Bachelor of Science in Nursing, completed a Master of Nursing at Louisiana State University Medical Center in 1976 and obtained a Master of Business Administration from the University of New Orleans in 1997.

     Officers serve at the discretion of the Board of Directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with the classes to be nearly as equal in number as the total number of directors constituting the entire Board permits. The Company's Board of Directors consists of five members, with two members in each of Class I and Class III, and a single member in Class II, each class bearing a term expiration date distinct from each other class. The existing terms of the Class I directors will expire upon the election and qualification of those successors to be elected at the 2001 Annual Meeting of Stockholders.

     The Board of Directors has nominated Carlyn J. Steiner and Randall L-W. Caudill to serve as Class I members of the Board of directors, to serve until the 2004 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Ms. Steiner is currently a member of the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

Selected biographical information for the nominees to the Board of Directors is as follows:

     Randall L-W. Caudill, D. Phil. - Since April 1997, Dr. Caudill has been President of Dunsford Hill Capital Partners, a financial consulting firm serving early stage health care and technology companies, including the Company. Dr. Caudill was, from 1987 to 1997, a Managing Director of Prudential Securities, a full-service investment bank, where he served in various capacities, including Head of the Mergers and Acquisitions Department, and Co-Head of their Investment Bank. Prior to 1987, Dr. Caudill was employed as a senior investment banker at Morgen Grenfell, Inc. (1982-1987) and The First Boston Corporation (1977-1982). He currently serves as a director of Northwest Biotherapeutics, Inc., SBE, Inc., Locate Networks, Inc., Ramgen Power Systems, Inc. and VaxGen, Inc., as well as several non-profit entities. Dr. Caudill received a D. Phil. From Oxford University, where he was a Rhodes Scholar, and an M.P.P.M. from Yale University.

     Carlyn J. Steiner, J.D. - Ms. Steiner has been a director since December, 2000. Ms. Steiner is a member of The Paisley Group, LLC, which is providing financial and management consulting services to the Company. In addition to her consulting practice, Ms. Steiner has served on various corporate and not-for-profit boards in the Seattle area. Ms. Steiner graduated Cum Laude from Smith College with a Bachelor of Arts in 1967 and completed a Master of Arts degree in Political Science from the University of Chicago in 1971. In 1981, she graduated from the University of Washington School of Law with a J.D., was a member of the Washington Law Review and received the Order of the Coif.


PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected Comiskey & Company as the Company's independent auditors for the 2002 fiscal year and further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Comiskey & Company has audited the Company's financial statements since 1988.

     Stockholder ratification of the selection of Comiskey & Company is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Comiskey & Company to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Comiskey & Company. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes.

                  FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

     The election of directors and other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) brought by or at the direction of the President or the Board of Directors or (ii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with section 2.13 of the Company's bylaws, and received by the Secretary not fewer than 120 nor more than 150 days prior to the anniversary of the date of the Company's proxy statement released to stockholders in connection with the previous year's Annual Meeting of Stockholders. Any such stockholder notice shall set forth (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and his reasons for conducting such business at the annual meeting, (ii) any material interest of the stockholder in such business, (iii) the name, principal occupation and record address of the stockholder, (iv) the class and number of shares of the Company's stock which are held of record or beneficially owned by the stockholder and (v) the dates upon which the stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership. If the facts warrant, the Board of Directors may determine and declare (x) that a proposal does not constitute proper business to be transacted at the meeting or (y) that business was not properly brought before the meeting in accordance with the provisions of these requirements and, if in either case, it is so determined any such business shall not be transacted.

                      [[HELIX BIOMEDIX, INCORPORATED LOGO]]


                               PROXY SOLICITATION
                            ________________________

                       ANNUAL MEETING OF THE STOCKHOLDERS

           This Proxy Is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints each of R. Stephen Beatty and Elizabeth L. Scheer, and grants to each of them power to act, with full power of substitution, as proxy for and on behalf of the undersigned to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of HELIX BIOMEDIX, INC. to be held on December 11, 2001, and all adjournments thereof, with all of the powers that the undersigned would possess if personally present, and particularly (but without limiting the generality of the foregoing) to vote and act as follows:


(1) ELECTION OF DIRECTORS. Elect two Class I directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     [ ]FOR all nominees listed below.     [ ]AGAINST all nominees listed below.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)


                      Randall L-W. Caudill

                       Carlyn J. Steiner


(2) RATIFICATION OF THE APPOINTMENT OF AUDITORS: Ratify the appointment of Comiskey & Company as independent auditors for the fiscal year ending December 31, 2002.

     [ ]FOR                        [ ]AGAINST                  [ ]ABSTAIN


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS. A PROXY NOT OTHERWISE MARKED WILL BE TREATED AS A VOTE IN FAVOR OF THE PROPOSAL.

     The shares of stock represented hereby will be voted in accordance with the instructions contained in this Proxy. The undersigned hereby ratifies and confirms all that said proxy or his substitute, or either of them, may lawfully do by virtue hereof.

Dated: ______________, 2001

                                           STOCKHOLDER:


                                           By:
                                               --------------------------------
                                               (Signature)


                                               (Name - Please Print)


                                               (Title, if applicable)

Please sign and print your name and, if applicable, indicate your capacity as attorney, trustee, or official of a Stockholder.